AMENDMENT AGREEMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT AGREEMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of October 10, 2014, by and among BLACKROCK FLOATING RATE INCOME TRUST, a Delaware statutory trust (the “Borrower”), the lending institutions listed on the signature pages hereof (collectively, the “Banks”) and STATE STREET BANK AND TRUST COMPANY, as agent for itself and such other Banks (in such capacity, the “Agent”);

WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 3, 2011 (as amended and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Credit Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.     Definitions.     Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2.     Amendments to the Credit Agreement.     The Credit Agreement is hereby amended as follows:

(a)    The definition of “Adjusted Total Assets” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “Prospectus” which appears in clause 9(B) of such definition and substituting in place thereof the words “Scheduled Investment Policies and Restrictions”.

(b)    The definition of “Asset Value” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “Prospectus” which appears in such definition and substituting in place thereof the words “Valuation Procedures”.

(c)    The definition of “ERISA Group” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“ERISA Group” means the Borrower and any ERISA Affiliate.

(d)    The definition of “Fundamental Policies” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Fundamental Policies” means those Investment Policies and Restrictions which are identified as fundamental on Schedule 3 hereto.

(e)    The definition of “Investment Policies and Restrictions” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, distributions and investment restrictions, as set forth in the Disclosure Package.

(f)    The definition of “Maximum Amount” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “Prospectus” which appears in paragraph (b) of such definition and substituting in place thereof the words “Investment Policies and Restrictions”.

(g)    The definition of “Permitted Subsidiary” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating such definition as follows:

“Permitted Subsidiary” means any Subsidiary (including, without limitation, a limited liability company or other entity) of the Borrower, the economic interest of which is entirely owned by the Borrower for the purpose of enabling the Borrower to buy, sell and hold any investments (including Financial Contracts) or engage in any investment transactions permitted by the Investment Policies and Restrictions in a manner that is either expected to result in lesser (or a reduced risk of greater) federal, state, local or foreign taxes, fees, charges or assessments applicable to such investments or investment transactions, the Borrower or the Borrower’s shareholder than if such investments or investment transactions were made directly by the Borrower, or is otherwise expected to facilitate the ability of the Borrower to pursue (or enhance the efficiency of) such investments or investment transactions.

(h)    The definition of “Prospectus” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating such definition as follows:

“Prospectus” means the most recent prospectus filed with the SEC pursuant to Rule 497 under the Securities Act.

(i)    The definition of “Total Assets” contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “Prospectus” which appears in such definition and substituting in place thereof the words “Valuation Procedures”.

(j)    Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Cash”, “Eligible Assets”, “Eligible Commercial Paper”, “Eligible Debt Securities”, “Eligible Government Securities” and “Eligible Money Market Funds” in their entirety.

(k)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Disclosure Package” means the Prospectus, the Borrower’s most recent annual report filed on Form N-CSR, the Borrower’s most recent semi-annual report filed on Form N-CSRS and all press releases since the Borrower’s most recent annual or semi-annual report, taken together.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower which is treated as a single employer of the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“Third Amendment Effective Date” means October 10, 2014.

“Scheduled Investment Policies and Restrictions” means, with respect to the Borrower, the provisions dealing with investment objectives, investment policies, distributions and investment restrictions as set forth on Schedule 4 hereto.

“Valuation Procedures” means the Borrower’s methods and procedures for valuing assets as set forth on Schedule 5 hereto.

(1)    Section 4.01(b)(ii) of the Credit Agreement is hereby amended by inserting at the end of the text of Section 4.01(b)(ii) the words “if and to the extent required under the Securities Act”.

(m)    Section 4.01(b)(iii) of the Credit Agreement is hereby amended by inserting at the end of the text of Section 4.01(b)(iii) a comma and the words “unless the failure to make any such filing could not reasonably be expected to have a Material Adverse Effect”.

(n)    Section 4.10(a) of the Credit Agreement is hereby amended by deleting Section 4.01(a) in its entirety and restating it as follows:

(a)    The Borrower has no ERISA Affiliates and has no liability in respect of any Benefit Arrangement, Plan or Multi-employer Plan subject to ERISA

(o)    Section 4.15 of the Credit Agreement is hereby amended by deleting Section 4.15 of the Credit Agreement in its entirety and restating it as follows:

SECTION 4.15. Offering Documents. The information set forth in the Prospectus as of its date, as amended or supplemented by the Disclosure Package, does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect.

(p)    Section 5.01(f) of the Credit Agreement is hereby amended by deleting Section 5.0l(f) of the Credit Agreement in its entirety and restating it as follows:

(f)    promptly upon the filing thereof with the SEC or the mailing thereof to shareholders of the Borrower, copies of all reports to shareholders, proxy statements, financial statements and other materials of a financial nature or otherwise material nature (which shall include any items described in the definition of “Disclosure Package”), provided, that to the extent any such materials are items described in the definition of “Disclosure Package”, copies of such items shall be delivered to the Agent promptly but in any event within ten (10) days of the Borrower filing or otherwise distributing, as the case may be, any such information, and, provided, further, unless otherwise requested by the Agent, notices and other communications to be delivered to the Agent pursuant to this Section 5.01(f) may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent may, in its discretion, agree to accept information required to be delivered to it pursuant to this Section 5.01(f) by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular information.

(q)    Section 5.04(a) of the Credit Agreement is hereby amended by deleting Section 5.04(a) in its entirety and restating it as follow:

(a)     The Borrower will continue to engage in business of the same general type as now conducted by it as described in the Borrower’s Fundamental Policies and its Disclosure Package.

(r)    Section 5.08 of the Credit Agreement is hereby amended by deleting the words “of the Prospectus” which appear in Section 5.08(d) and substituting in place thereof the words “of the Borrower’s Investment Policies and Restrictions”.

(s)    Section 5.09 of the Credit Agreement is hereby amended by deleting the words “in its Prospectus” which appear in Section 5.09(a) and substituting in place thereof the words “in its Disclosure Package”.

(t)    Section 5.11 of the Credit Agreement is hereby amended by deleting Section 5.11 in its entirety and restating it as follows:

SECTION 5.11.   Compliance with Investment Policies. The Borrower will at all times comply (a) with the Fundamental Policies and (b) in all material respects with the Investment Policies and Restrictions, and will not make any investment, loan, advance or extension of credit inconsistent with the Investment Policies and Restrictions. The Borrower will not permit any of the Fundamental Policies or any other Investment Policies and Restrictions that may not be changed without shareholder approval (to the extent not considered a Fundamental Policy) to be changed without the prior written consent of the Required Banks, which consent shall not be unreasonably withheld, provided, to the extent the Required Banks consent to any change to any Fundamental Policies, then Schedule 3 hereto shall be amended to give effect to such change.

(u)    Section 5.15 of the Credit Agreement is hereby amended by deleting Section 5.15 in its entirety and restating it as follows:

SECTION 5.15.     ERISA.     The Borrower will not have any ERISA Affiliates and will not have any liability in respect of any Benefit Arrangement, Plan or Multi-employer Plan subject to ERISA.

(v)    Sections 6.01(e), (f), (g), (h) and (i) of the Credit Agreement are each hereby amended by inserting after the word “the Borrower” in each such Section the words “or any Permitted Subsidiary”.

(w)    The Credit Agreement is further amended by including Schedules 3, 4 and 5 thereto in substantially the form of the Schedules 3, 4 and 5, respectively, attached hereto as Exhibit A-1, A-2 and A-3.

§3.      Representations and Warranties.     The Borrower hereby represents and warrants as follows:

(a)    Representations and Warranties in Credit Agreement. The representations and warranties of the Borrower contained in the Credit Agreement (as amended by this Amendment) are true and correct on and as of the date hereof and with the same force and effect as it made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b)     No Default. No Default or Event of Default has occurred and is continuing.

(c)    Authority, Etc. The execution and delivery by the Borrower of this Amendment and the Borrower’s performance of this Amendment and the Credit Agreement as amended hereby (as so amended, the “Amended Agreement”) (i) are within the Borrower’s trust powers, (ii) have been duly authorized by all necessary trust action on the part of the Borrower, (iii) require no Governmental Authorizations, Private Authorizations or Governmental Filings by the Borrower which have not already been obtained or made, (iv) do not contravene, or constitute a default under, any provision of (A) any Applicable Law unless the violation of such Applicable Law could not reasonably be expected to have a Material Adverse Effect, (B) the Charter Documents of the Borrower, or (C) any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower unless such contravention or violation could not reasonably be expected to have a Material Adverse Effect, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower (other than Liens in favor of the Agent to secure the Obligations and Liens permitted pursuant to Section 5.08 of the Credit Agreement).

(d)    Enforceability of Obligations.     This Amendment has been duly executed and delivered by the Borrower. Each of this Amendment and the Amended Agreement constitutes the valid and legally binding agreement of the Borrower, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

§4.     Effectiveness. This Amendment shall be effective as of the date first written above (the “Third Amendment Effective Date”) upon the receipt by the Agent of the following:

(a)    counterparts of this Amendment duly executed and delivered by each of the Borrower, the Banks and the Agent;

(b)    a certificate duly executed by an officer of the Borrower which is reasonably satisfactory to the Agent certifying that (i) the representations and warranties of the Borrower contained in the Credit Agreement (as amended by this Amendment) and the other Loan Documents shall be true on and as of the Third Amendment Effective Date and with the same force and effect as if made on and as of such date (or, if any representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default or Event of Default has occurred and is continuing;

(c)    a duly executed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance reasonably satisfactory to the Agent and dated as of the Third Amendment Effective Date as to the incumbency of, and bearing specimen signatures of, the Authorized Signatories who are authorized as of the date hereof to execute and take actions hereunder and under the Loan Documents for and on behalf of the Borrower (or a certification that the incumbency of the Authorized Signatories set forth on that certificate delivered to the Agent pursuant to Section 4(c) of Amendment Agreement No. 2 to Amended and Restated Credit Agreement on the Second Amendment Effective Date (the “Prior Certificate”) remains true and accurate as of the date hereof); and certifying and attaching copies of (i) the Borrower’s Charter Documents, with all amendments thereto (or a certification that the Borrower’s Charter Documents previously delivered to the Agent and referenced in the Prior Certificate have not been amended, supplemented or modified and are in full force and effect); (ii) an excerpt from the Minutes of the Joint Regular Meeting of the Board of Directors/Trustees of the BlackRock Closed-End Funds dated February 28, 2014, authorizing the modification to the Prospectus and the transactions contemplated hereby; (iii) the current Prospectus as then in effect; (iv) the investment management agreement between the Borrower and the Investment Adviser as then in effect (or a certification that the investment management agreement previously delivered to the Agent and referenced in the Prior Certificate has not been amended, supplemented or modified and is in full force and effect); and (v) the Custody Agreement (or a certification that the Custody Agreement previously delivered to the Agent and referenced in the Prior Certificate has not been amended, supplemented or modified and is in full force and effect);

(d)    a legal existence and good standing certificate for the Borrower from the Secretary of State of the State of Delaware dated as of a recent date; and

(e)    a copy of the certificate of trust of the Borrower, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware.

§5.     Ratification of the Borrower. The Borrower ratifies and confirms in all respects all of its obligations to the Agents and the Banks under the Credit Agreement and the other Loan Documents and hereby affirms its absolute and unconditional promise to pay to the Banks and the Agents the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby. The Credit Agreement and this Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§6.     Miscellaneous. This Amendment shall be a Loan Document for all purposes under the Credit Agreement. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement, including, without limitation, the other Loan Documents, shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agents and the Banks consequent thereon. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment, provided, the Borrower does agree to provide the Agent with an original manually signed counterpart of this Amendment within five (5) Business Days of the Third Amendment Effective Date. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BLACKROCK FLOATING RATE INCOME TRUST

By:

Name:
Title:	CFO

STATE STREET BANK AND TRUST COMPANY,
Individually and as Agent

By:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BLACKROCK FLOATING RATE INCOME TRUST

By:

Name:
Title:

STATE STREET BANK AND TRUST COMPANY,
Individually and as Agent

By:

Title:	Managing Director